December 13, 2010

China Intelligent Lighting and Electronics, Inc.
No. 29 & 31, Huanzhen Road
Shuikou Town
Huizhou, Guangdong
People’s Republic of China
516005

Re:	Registration Statement on Form S-1 (SEC File No. 333-170943)
Registration for Resale of 1,858,323 Shares of Common Stock by selling stockholders

Ladies and Gentlemen:

We have acted as counsel for China Intelligent Lighting and Electronics, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-1 (File No. 333-170943) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration for the resale of an aggregate of 1,858,323 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) which may be sold by the selling stockholders listed in the Registration Statement from time to time.

The Shares, which are being registered in the Registration Statement for resale, consist of 1,858,323 shares of Common Stock that were issued by the Company to the selling stockholders named in the Registration Statement (the “Selling Stockholders”). Of the Shares, 1,418,001 Shares were issued by the Company to the Selling Stockholders on October 11, 2007 and 440,322 Shares were issued to such Selling Stockholders on August 13, 2010 upon their exercise of warrants that were issued by the Company to the Selling Stockholders on October 11, 2007.

China Intelligent Lighting and Electronics, Inc.
December 13, 2010

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of this opinion, we have examined the Registration Statement, the Company’s Certificate of Incorporation and Bylaws, each as amended to date, and the corporate actions of the Company that provides for the issuance of the Shares.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a Fact Certificate from an officer of the Company.

We have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have not verified any of those assumptions.

Our opinion set forth below is limited to the Delaware General Corporation Law (the “DGCL”). We are not licensed to practice law in the State of Delaware.  Our opinion as to the DGCL is based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.  The opinion set forth below is rendered as of the date of this letter.  We assume no obligation to update or supplement such opinion to reflect any changes of law or fact that may occur.

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

We are furnishing this opinion letter to you solely in connection with the Registration Statement.  You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus.  In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, the prospectus or any prospectus supplement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP